Exhibit 99.1

        CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
               AS ADOPTED PURSUANT TO SECTION 906
                OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of the Dynamet Defined
Contribution Plan (the "Plan") on Form 11-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dennis
M. Draeger, in my capacity as Chief Executive Officer of the Plan and Chairman of the Board of Dynamet Incorporated
("Dynamet"), administrator of the Plan, certify, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1)     the Report fully complies with the requirements of
             section 13(a) or 15(d) of the Securities Exchange
             Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


                             /s/Dennis M. Draeger
                             -----------------------------------
                             Dennis M. Draeger
                             Chief Executive Officer

June 30, 2003


     A signed original of this written statement has been provided to Dynamet, as administrator of the Plan, and will be retained by Dynamet and furnished to the Securities and Exchange
Commission or its staff upon request.